EXHIBIT 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of [●], 2022 by and between Bellevue Life Sciences Acquisition Corp., a Delaware corporation, (the “Company”) and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-264597 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), one redeemable warrant, each warrant entitling the holder thereof to purchase one share of Common Stock, and one right entitling the holder thereof to receive one-tenth (1/10) of a share of Common Stock upon the consummation of an initial business combination (such initial public offering hereinafter referred to as the “IPO”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Chardan Capital Markets, LLC, as representative (the “Representative”) of the several underwriters (the “Underwriters”) named therein; and

WHEREAS, as described in the Prospectus, $61,200,000 ($70,380,000 if the Underwriters’ option to purchase additional Units is exercised in full) of the proceeds from the IPO and a simultaneous private placement of Units will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Company’s Common Stock included in the Units issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $1,800,000 (or up to $2,070,000 if the Underwriters’ option to purchase additional Units is exercised in full), is attributable to deferred underwriting discounts and commissions that may be payable by the Company to the Underwriters upon the consummation of the Business Combination (as defined below) (the “Marketing Fee”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

Section 1.    Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)    Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee located in the United States at J.P. Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b)    Manage, supervise, and administer the Trust Account subject to the terms and conditions set forth herein;

(c)    In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting the conditions of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder; while on deposit, the Trustee may earn bank credits or other consideration;

(d)    Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)    Promptly notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f)    Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of tax returns relating to assets held in the Trust Account or in connection with the preparation or completion of the audit of the Company’s financial statements by the Company’s auditors;

(g)    Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as, and when instructed by the Company to do so;

(h)    Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)    Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by one of its authorized officers and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, jointly acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses and which interest shall be net of any taxes payable, it being understood that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable), only as directed in the Termination Letter and the other documents referred to therein; provided, that, in the case a Termination Letter in the form of Exhibit A is received, or (y) upon the date which is 12 months after the closing of the IPO, or such later date as may be approved by the Company’s stockholders in accordance with the Company’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses and which interest shall be net of any taxes payable), shall be distributed to the Public Stockholders of record as of such date;

(j)    Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution so long as there is no reduction in the principal amount per share initially deposited in the Trust Account; provided, further, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware for the Company (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k)    Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Stockholder Redemption Withdrawal Instruction”), the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem Common Stock from Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”) or to redeem 100% of the Company’s public shares if it does not complete its initial Business Combination within 12 months from the closing of this IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request; and

(l)    Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), (j) or (k) above.

Section 2.    Agreements and Covenants of the Company. The Company agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by any one of the Company’s authorized officers. In addition, except with respect to its duties under Section 1(i), Section 1(j) and Section 1(k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)    Subject to the provisions of Section 4 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against any and all reasonable and documented expenses, including reasonable outside counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit, or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit, or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c)    Pay the Trustee an initial acceptance fee, an annual administration fee, and a transaction processing fee as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i) through 1(j) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the IPO. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c) and as may be provided in Section 2(b) hereof;

(d)    In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting verifying the vote of the Company’s stockholders regarding such Business Combination;

(e)    Provide the Representative with a copy of any Termination Letter(s) and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance;

(f)    Expressly provide in any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A that the Marketing Fee be paid directly to the account or accounts directed by the Representative; and

(g)    Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement.

Section 3.    Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)    Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(b)    Institute any proceeding for the collection of any principal and income arising from, or institute, appear in, or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)    Refund any depreciation in principal of any Property;

(d)    Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(e)    The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion, or advice of counsel (including counsel chosen by the Trustee with written notification to the Company), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination, or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(f)    Verify the accuracy of the information set forth in the Registration Statement or provide any assurance that any Business Combination consummated by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(g)    File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(h)    Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including but not limited to, franchise and income tax obligations, except pursuant to Section 1(j) hereof;

(i)    Imply obligations, perform duties, inquire, or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein; or

(j)    Verify calculations, qualify, or otherwise approve Company requests for distributions pursuant to Sections 1(i), 1(j) or 1(k) hereof.

Section 4.    Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

Section 5.    Termination. This Agreement shall terminate as follows:

(a)    If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement (whether following the Trustee giving notice that it desires to resign under this Agreement or the Company otherwise electing to replace the Trustee under this Agreement), the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

(b)    At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b); or

(c)    If the IPO is not consummated within ten (10) business days of the date of this Agreement, in which case any funds received by the Trustee from the Company or Bellevue Global Life Sciences Investors LLC, a Delaware limited liability company (the “Sponsor”), for purposes of funding the Trust Account shall be promptly returned to the Company or the Sponsor, as applicable.

Section 6.    Miscellaneous.

(a)    The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank, or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability, or out-of-pocket expense resulting from any error in the information supplied to it or funds transferred based on such information.

(b)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim, or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(c)    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(d)    This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i), Section 1(j) and Section 1(k) hereof (which sections may not be modified, amended or deleted without the affirmative vote of 65% of the then outstanding shares of Common Stock of the Company; provided that no such amendment will affect any Public Stockholder who has otherwise indicated his, her or its election to redeem his, her or its shares of Common Stock in connection with a stockholder vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(e)    Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by email or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

if to the Company, to:

Bellevue Life Sciences Acquisition Corp.

10900 NE 4th Street, Suite 2300

Bellevue, WA 98004

Attn: Kuk Hyoun Hwang, CEO

E-mail: peter.hwang@bellevuecm.com

in either case with a copy (which copy shall not constitute notice) to:

K&L Gates LLP

925 4th Avenue #2900

Seattle, WA 98104

Attn: Gary Kocher, Esq.

E-mail: gary.kocher@klgates.com

and

Chardan Capital Markets LLC

17 State Street #2100

New York, NY 10004

Attn: Elliot Gnedy

E-mail: EGnedy@chardan.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Christian O. Nagler, Esq.

E-mail: christian.nagler@kirkland.com

(f)    This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g)    Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h)    This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i)    Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

(j)    Each of the Company and the Trustee hereby acknowledges and agrees that the Representative is a third party beneficiary of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:
Name:
Title:

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$3,500.00
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$10,000.00
Transaction processing fee for disbursements to Company under Sections 1(i) and 1(j)	Billed to Company following disbursement made to Company under Sections 1(i) and 1(j)	$250.00
Paying Agent services as required pursuant to Section 1(i) and 1(k)	Billed to Company upon delivery of service pursuant to Section 1(i) and 1(k)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

& Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account No. [                ] - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Bellevue Life Sciences Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                 , 2022 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [                            ] to consummate a business combination (“Business Combination”) on or about [insert date]. The Company shall notify you at least 72 hours in advance of the actual date (or such shorter time period as you may agree) of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account and to transfer the proceeds into the above-referenced Trust Account at J.P. Morgan Chase Bank, N.A. to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Representative (with respect to the Marketing Fee) and the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the Trust Account at J.P. Morgan Chase Bank, N.A. awaiting distribution, neither the Company nor the Representative will earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated substantially, concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) an affidavit or a certificate by the Chief Executive Officer, Chief Financial Officer or Chairman of the Board, which verifies the vote of the Company’s stockholders in connection with the Business Combination if a vote is held and (b) joint written instructions signed by the Company and the Representative with respect to the transfer of the funds held in the Trust Account, including payment of the Marketing Fee from the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice as soon thereafter as possible.

Very truly yours,

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:
Name:
Title:

AGREED TO AND ACKNOWLEDGED BY

CHARDAN CAPITAL MARKETS LLC

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account No. [                ] - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Bellevue Life Sciences Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of                 , 2022 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a target business within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s Prospectus relating to its IPO. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into the Trust to the Trust Operating Account at J.P. Morgan Chase Bank, N.A. to await distribution to the Public Stockholders. The Company has selected [                , 20    ] as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds, your obligations under the Trust Agreement shall be terminated except to the extent otherwise provided in Section 1(j) of the Trust Agreement.

Very truly yours,

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:
Name:
Title:

cc: Chardan Capital Markets LLC

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account No. [                ] - Tax Payment Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Bellevue Life Sciences Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of                 , 2022 (“Trust Agreement”), the Company hereby requests that you deliver to the Company [$            ] of the interest income earned on the Property as of the date hereof. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:
Name:
Title:

cc: Chardan Capital Markets LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account No. [                ] – Amendment Notification Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Bellevue Life Sciences Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of                 , 2022 (“Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Stockholders on behalf of the Company $             of the principal and interest income earned on the Property as of the date hereof. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Company’s public shares if it does not complete its initial Business Combination within 12 months from the closing of this IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the redeeming Public Stockholders in accordance with your customary procedures.

Very truly yours,

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:
Name:
Title:

cc: Chardan Capital Markets LLC